UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

GLIDELOGIC CORP.

(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

GLIDELOGIC CORP.

11264 PLAYA COURT

CULVER CITY, CA, 90230

310-397-2300

INFORMATION STATEMENT

(Definitive)

June 22, 2023

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Glidelogic Corp., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about June 5, 2023, the Company received written consents in lieu of a meeting of Stockholders from holders of approximately 75% of voting securities of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to effectuate a 25:1 forward stock split of our issued and outstanding shares of Common Stock (the “Forward Stock Split”).

On June 5, 2023, the Board of Directors of the Company approved the Forward Stock Split, subject to Stockholder approval. The Majority Stockholders approved the Forward Stock Split by written consent in lieu of a meeting on June 5, 2023. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Forward Stock Split. The Forward Stock Split will become effective following approval by FINRA.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: June 22, 2023	For the Board of Directors of
Glidelogic Corp.

	By:	/s/ Yitian Xue
Yitian Xue
CEO

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the stockholders of the Company will benefit from the Forward Stock Split as it will allow for more liquidity.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

FORWARD STOCK SPLIT

INCREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effectuate a 25:1 forward stock split. Under this forward stock split each 1 share of our Common Stock will be automatically converted into 25 shares of Common Stock. The effective date of the forward stock split will be approximately July 21, 2023.

PLEASE NOTE THAT THE FORWARD STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY.

PLEASE NOTE THAT THE FORWARD STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY DECREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL BE 75,000,000.

PURPOSE AND MATERIAL EFFECTS OF THE FORWARD STOCK SPLIT

The Board of Directors believe that, among other reasons, by conducting a stock split, we can increase the amount of stock available for trading, thereby boosting its liquidity. This would provide current floating shareholders with more flexibility to enter and exit their positions, further enhancing the attractiveness of the Company’s Common Stock. Furthermore, a forward stock split effectively reduces the price per share, making the stock more accessible to smaller investors. This way, the Company can broaden its investor base and increase the market acceptance of its stock. Finally, without authorized shares remaining at 75,000,000, the Company would help protect the interests of current investors from dilution due to future issuance.

When a company engages in a forward stock split, it substitutes a predetermined amount of shares of stock for one share of stock. It does not decrease the market capitalization of the company. An example of a forward split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $10.00 per share. Assume that the company declares a 5 for 1 forward stock split. After the forward split, that company will have 5x as many shares outstanding, or 50,000,000 shares outstanding. The stock will have a market price of $2.00. If an individual investor owned 10 shares of that company before the split at $10.00 per share, he will own 50 shares at $2.00 after the split. In either case, his stock will be worth $100. He or she is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive target for the market. There is no assurance that that company’s stock will rise in price after a forward split.

We believe that the forward stock split help generate interest in the Company’s Common Stock among investors and other business opportunities. However, the effect of the forward split upon the market price for our Common Stock cannot be predicted, and the history of similar forward stock splits for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the forward split will be in proportion to the increase in the number of shares of Common Stock outstanding resulting from the forward split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Forward Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the forward split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Forward Stock Split will be that the number of shares of Common Stock issued and outstanding will be increased from 2,663,750 shares of Common Stock as of March 30, 2023, to 66,593,750 shares. The Forward Stock Split will affect the shares of common stock outstanding.

The Forward Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Forward Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be increased to less than the present amount, and the additional paid-in capital account shall be debited with the amount by which the stated capital is increased. The per share net income or loss and net book value of our Common Stock will be decreased because there will be more shares of our Common Stock outstanding.

The Forward Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Forward Stock Split will remain fully paid and non-assessable. The Forward Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own more shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment multiplied by 25. While we expect that the Forward Stock Split will result in an decrease in the potential market price of our Common Stock, there can be no assurance that the Forward Stock Split will decrease the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent decrease in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline more precipitously, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a forward split. Consequently, there can be no assurance that the forward split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Forward Stock Split

THE OVERALL EFFECT OF THE FORWARD STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective decrease in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to attract potential investors and conduct a financing transaction.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Forward Stock Split was the subject of a unanimous vote by the Board of Directors approving the Forward Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a forward stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Forward Stock Split is to increase the liquidity in the market to attract investors.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF FORWARD STOCK SPLIT

Below is a brief summary of the forward stock split:

The issued and outstanding Common Stock shall be increased on the basis of 25 post-split shares of the Common Stock for every 1 pre-split share of the Common Stock outstanding. This shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

Stockholders of record of the Common Stock as of June 5, 2023 shall have their total shares increased on the basis of 25 post-split shares of Common Stock for every 1 pre-split share outstanding.

As a result of the increase of the Common Stock, the pre-split total of issued and outstanding shares of 2,663,750 shall be expanded to a total of 66,593,750 issued and outstanding shares.

The Company’s authorized number of common stock shall remain at 75,000,000 shares of the Common Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

Amended Certificate of Incorporation

On the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Nevada in order to attempt to effect the Name Change.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended January 31, 2023.

2.	Quarterly Report on Form 10-Q for the period ended April 30, 2023.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 75,000,000 shares of Common Stock, par value $0.001 per share, of which 2,663,750 shares are outstanding as of June 20, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s Common Stock owned on the June 20, 2023 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock, Par value $0.001	Dapeng Ma(1)	1,000,000	37.5%

Common Stock, Par value $0.001	Yitian Xue(1)	1,000,000	37.5%

All Executive Officers and Directors as a Group (2 people)		2,000,000	75%

(1)	The shares are held by Star Success Business, LLC. Yitian Xue is the control person. Dapeng Ma is a member.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: June 22, 2023

By Order of the Board of Directors

/s/ Yitian Xue
Yitian Xue
CEO